DMC GLOBAL INC. NONQUALIFIED
DEFERRED COMPENSATION PLAN
2023 AMENDMENT NUMBER 3

WHEREAS, DMC Global Inc. (hereinafter “Employer”) adopted and implemented the DMC Global Inc. Nonqualified Deferred Compensation Plan (hereinafter “Plan”) for a select group of management or highly compensated employees effective January 1, 2015, amended & restated as of August 30, 2017; and;

WHEREAS, the Employer now wishes to amend the Plan to update some of the sections within the Plan document;

WHEREAS, Article 14, Amendment and Termination, of the Plan document provides the Employer with the authority to amend and modify the Plan document subject to certain non-applicable restrictions;

NOW THEREFORE, the Employer does hereby amend the Plan document as follows:

The following Plan document amendments are to be effective upon the execution date of this 2023 Amendment, as provided for hereinbelow:

Section 9, Payment of Participant Accounts, Section 9.1, In General, is revised to add the below sentence to the end of the section to update the distribution of Distribution Date accounts upon separation of service and shall be as follows:

“If a Participant has any Distribution Date sub-accounts at the time of his or her Separation from Service, said sub-accounts shall be distributed in a lump sum as soon as administratively feasible but no later than the first payroll date of the seventh (7th) month following such Separation from Service.”

Section 9, Payment of Participant Accounts, Section 9.9, Minimum Distribution, is added to the plan and shall be as follows:

“Notwithstanding any provision to the contrary, if the vested balance of a Participant’s Account or sub-account at the time of a distribution event is $50,000 or less, then the Participant shall be paid his or her Account or sub-account as a single lump sum.”

All other provisions of the Plan document shall remain in full force and effect as presently written.

IN WITNESS WHEREOF, the Employer has executed this 2023 Amendment on this the 30th day of October, 2023, to be immediately effective upon such execution.

DMC Global Inc.
By: /s/ Michelle Shepston
Title: EVP and Chief Legal Officer
of DMC Global Inc.